Exhibit 31.2

CERTIFICATION PURSUANT TO

RULE 13a—14(a) or RULE 15d—14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

I, Shubham Maheshwari, certify that:

1.	I have reviewed this annual report on Form 10-K/A for the year ended December 31, 2018 (the “Report”) of the Company;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

/s/ SHUBHAM MAHESHWARI
Shubham Maheshwari
Executive Vice President, Chief Financial Officer, and
Chief Operating Officer
Veeco Instruments Inc.
May 1, 2019